SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six months results through June 30, 2010.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 20, 2010, announcing the second quarter and first six months results through June 30, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: July 20, 2010

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2010

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) returned to profitability in the second quarter of 2010 by reporting net income of $477,000 or $0.01 per diluted common share.  This represents an increase of $1.4 million from the second quarter 2009 net loss of $939,000 or $0.06 per diluted common share.  For the six month period ended June 30, 2010, the Company reported a net loss of $441,000 or $0.05 per diluted share which is comparable with the net loss of $406,000 reported for the same six month period in 2009.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2010 and 2009:

	Second Quarter 2010	Second Quarter 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009

Net income (loss)	$477,000	($939,000)	($441,000)	($406,000)
Diluted earnings per share	$ 0.01	( $ 0.06)	($ 0.05)	($0.04)

Glenn L. Wilson, President and Chief Executive Officer, commented on the 2010 second quarter financial results, “Stabilization in our asset quality allowed us to record a lower provision for loan losses which was an important factor in our return to profitability in the second quarter of 2010.  The benefits of our ongoing disciplined approach to monitoring our loan portfolio were evident this quarter as AmeriServ continued to maintain strong reserve coverage ratios even with the reduced loan loss provision.  Specifically, the allowance for loan losses provided 108% coverage of non-performing loans at June 30, 2010 and represented 2.99% of total loans outstanding.  I was also pleased with our capital strength and the revenue contribution of our retail bank during this difficult economic period.  The continued growth of deposits throughout our community bank network was a positive factor contributing to our strong balance sheet liquidity and good net interest margin performance.”

The Company’s net interest income has been relatively consistent in 2010 increasing by $37,000 in the second quarter and $17,000 for the first six months of 2010 compared to the same periods in 2009.  Careful management of funding costs during a period when interest revenues are declining has allowed the Company to increase its net interest margin by 12 basis points to average 3.81% for the first half of 2010.  This continued stability in net interest income and improved margin performance is reflective of the Company’s strong liquidity position and its ability to reduce its funding costs during a period of deposit growth.  Specifically, total deposits averaged $795 million in the first six months of 2010, an increase of $53 million or 7.1% over the first half of 2009.  The Company believes that uncertainties in the economy have contributed to growth in money market accounts, certificates of deposit and demand deposits as consumers and businesses have looked for safety in well capitalized community banks like AmeriServ Financial.  The net interest margin also benefitted from approximately $150,000 in loan prepayment penalties in 2010 as the Company has focused on reducing its commercial real estate exposure during this period of economic weaknesses.  Overall, total loans outstanding have dropped by $29 million or 4.0% since December 31, 2009.

The Company has appropriately strengthened its allowance for loan losses over the past year in response to ongoing careful monitoring of the commercial loan and commercial real estate portfolios in this weak economic environment.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing, delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends. Overall, the Company recorded a $1.2 million provision for loan losses in the second quarter of 2010 compared to a $3.3 million provision in the second quarter of 2009, or a decrease of $2.1 million.  For the six month period ended June 30, 2010, the Company recorded a $4.3 million provision for loan losses compared to a $5.1 million provision for the first half of 2009, or a decrease of $850,000.  Actual credit losses realized through charge-offs in 2010, however, are running below the provision level but are higher than the prior year.  For the first six months of 2010, net charge-offs amounted to $3.2 million or 0.91% of total loans compared to net charge-offs of $404,000 or 0.11% of total loans for the first half of 2009.  The higher charge-offs in 2010 primarily relate to two non-performing commercial real-estate loans, one of which was completely resolved in the first quarter      and the second of which relates to a student housing project which the Company currently expects to resolve through a note sale during the second half of 2010.  During the second quarter, total non-performing assets declined modestly to $19.8 million or 2.85% of total loans.  In summary, the allowance for loan losses provided 108% coverage of non-performing loans and was 2.99% of total loans at June 30, 2010, compared to 115% of non-performing loans and 2.72% of total loans at December 31, 2009.

The Company’s non-interest income in the second quarter of 2010 decreased by $103,000 from the prior year’s second quarter and for the first six months of 2010 decreased by $364,000 when compared to the first six months of 2009.  The largest item responsible for the decline in both periods was a reduced level of deposit service charges which were down $99,000 in the second quarter and $200,000 for the first six months of 2010.  Customers have maintained higher balances in their checking accounts which has resulted in fewer overdraft fees in 2010.  Non-interest income has also been negatively impacted by a decrease in trust fees as a result of reductions in the market value of certain real estate assets we manage in our specialty real estate funds in 2010.  Trust fees were $65,000 lower in the second quarter and $170,000 lower for the six month period.  These negative items were partially offset by an increase in investment advisory fees due to overall improved equity values in 2010 and a continued strong level of revenue generated on residential mortgage loan sales into the secondary market.

Total non-interest expense in the second quarter of 2010 increased by $150,000 or 1.6% from the prior year’s second quarter and for the first six months of 2010 increased by $752,000 or 4.0% when compared to the first six months of 2009.  Professional fees increased by $241,000 in the second quarter and $423,000 for the six month period due to increased consulting expenses and recruitment costs in the Trust company and higher legal fees and workout costs at the Bank in 2010.  Total salaries and benefits were up by $253,000 for the second quarter and $360,000 for the six month period as a result of higher medical insurance costs and increased pension expense in 2010.  These negative items were partially offset by a $350,000 FDIC deposit insurance expense decline in the second quarter and a $51,000 drop for the six month period due to the recognition of a special five basis point or $435,000 assessment in the 2009 second quarter.

ASRV had total assets of $962 million and shareholders’ equity of $108 million or a book value of $4.11 per common share at June 30, 2010.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.90%, an asset leverage ratio of 11.08% and a tangible common equity to tangible assets ratio of 7.83% at June 30, 2010.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

July 20, 2010

(In thousands, except per share and ratio data)

(All quarterly and 2010 data unaudited)

2010

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(918)	$477	$(441)
Net income (loss) available to common shareholders	(1,181)	215	(966)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.39)%	0.20%	(0.09)%
Return on average equity	(3.47)	1.79	(0.83)
Net interest margin	3.78	3.83	3.81
Net charge-offs as a percentage of average loans	0.69	1.13	0.91
Loan loss provision as a percentage of average loans	1.72	0.68	1.20
Efficiency ratio	85.42	84.33	84.87

PER COMMON SHARE:
Net income (loss):
Basic	$(0.06)	$0.01	$(0.05)
Average number of common shares outstanding	21,224	21,224	21,224
Diluted	(0.06)	0.01	(0.05)
Average number of common shares outstanding	21,224	21,245	21,231

2009

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$533	$(939)	$(406)
Net income available to common shareholders	274	(1,202)	(928)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.22%	(0.39)%	(0.08)%
Return on average equity	1.90	(3.29)	(0.72)
Net interest margin	3.72	3.66	3.69
Net charge-offs as a percentage of average loans	0.03	0.19	0.11
Loan loss provision as a percentage of average loans	1.02	1.81	1.42
Efficiency ratio	78.22	82.56	79.93

PER COMMON SHARE:
Net income:
Basic	$0.01	$(0.06)	$(0.04)
Average number of common shares outstanding	21,137	21,151	21,144
Diluted	0.01	(0.06)	(0.04)
Average number of common shares outstanding	21,137	21,152	21,144

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2010 data unaudited)

2010

	1QTR	2QTR
PERFORMANCE DATA AT PERIOD END
Assets	$960,817	$962,282
Short-term investment in money market funds	2,105	4,216
Investment securities	150,073	157,057
Loans	712,929	693,988
Allowance for loan losses	21,516	20,737
Goodwill	12,950	12,950
Deposits	802,201	809,177
FHLB borrowings	25,296	17,777
Shareholders’ equity	106,393	108,023
Non-performing assets	20,322	19,815
Asset leverage ratio	11.01%	11.08%
Tangible common equity ratio	7.70	7.83
PER COMMON SHARE:
Book value (A)	$4.04	$4.11
Market value	1.67	1.61
Trust assets – fair market value (B)	$1,398,215	$1,329,495

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353	355
Branch locations	18	18
Common shares outstanding	21,223,942	21,223,942

2009

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$975,062	$978,899	$959,344	$970,026
Short-term investment in money market funds	10,817	7,516	6,565	3,766
Investment securities	138,853	136,119	138,715	142,883
Loans	726,961	739,649	722,540	722,904
Allowance for loan losses	10,661	13,606	19,255	19,685
Goodwill and core deposit intangibles	13,498	13,498	12,950	12,950
Deposits	746,813	783,807	779,185	786,011
FHLB borrowings	90,346	57,702	44,451	51,579
Shareholders’ equity	114,254	112,880	110,706	107,254
Non-performing assets	5,099	14,670	23,689	18,337
Asset leverage ratio	11.82%	11.61%	11.41%	11.06%
Tangible common equity ratio	8.35	8.17	8.16	7.71
PER COMMON SHARE:
Book value (A)	$4.44	$4.37	$4.25	$4.09
Market value	1.67	1.85	1.80	1.67
Trust assets – fair market value (B)	$1,432,375	$1,376,272	$1,340,119	$1,358,570

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	355	352	350	345
Branch locations	18	18	18	18
Common shares outstanding	21,144,700	21,156,801	21,215,115	21,221,909

NOTES:

(A) Preferred stock received through the Capital Purchase Program is excluded from the book value per common share calculation.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2010 data unaudited)

2010

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$10,020	$9,984	$20,004
Total investment portfolio	1,445	1,466	2,911
Total Interest Income	11,465	11,450	22,915

INTEREST EXPENSE
Deposits	2,927	2,833	5,760
All borrowings	417	409	826
Total Interest Expense	3,344	3,242	6,586

NET INTEREST INCOME	8,121	8,208	16,329
Provision for loan losses	3,050	1,200	4,250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,071	7,008	12,079

NON-INTEREST INCOME
Trust fees	1,454	1,373	2,827
Net realized gains on investment securities	65	42	107
Net realized gains on loans held for sale	131	159	290
Service charges on deposit accounts	572	611	1,183
Investment advisory fees	187	167	354
Bank owned life insurance	254	258	512
Other income	637	778	1,415
Total Non-interest Income	3,300	3,388	6,688

NON-INTEREST EXPENSE
Salaries and employee benefits	5,199	5,236	10,435
Net occupancy expense	736	639	1,375
Equipment expense	418	427	845
Professional fees	1,102	1,114	2,216
FDIC deposit insurance expense	331	341	672
Other expenses	1,978	2,029	4,007
Total Non-interest Expense	9,764	9,786	19,550

PRETAX INCOME (LOSS)	(1,393)	610	(783)
Income tax expense (benefit)	(475)	133	(342)
NET INCOME (LOSS)	(918)	477	(441)
Preferred stock dividends	263	262	525
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,181)	$215	$(966)

2009

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$10,349	$10,544	$20,893
Total investment portfolio	1,586	1,511	3,097
Total Interest Income	11,935	12,055	23,990

INTEREST EXPENSE
Deposits	3,255	3,405	6,660
All borrowings	539	479	1,018
Total Interest Expense	3,794	3,884	7,678

NET INTEREST INCOME	8,141	8,171	16,312
Provision for loan losses	1,800	3,300	5,100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,341	4,871	11,212

NON-INTEREST INCOME
Trust fees	1,559	1,438	2,997
Net realized gains on investment securities	101	63	164
Net realized gains on loans held for sale	118	163	281
Service charges on deposit accounts	673	710	1,383
Investment advisory fees	137	152	289
Bank owned life insurance	250	254	504
Other income	723	711	1,434
Total Non-interest Income	3,561	3,491	7,052

NON-INTEREST EXPENSE
Salaries and employee benefits	5,092	4,983	10,075
Net occupancy expense	722	641	1,363
Equipment expense	415	442	857
Professional fees	920	873	1,793
FDIC deposit insurance expense	32	691	723
Amortization of core deposit intangibles	108	-	108
Other expenses	1,873	2,006	3,879
Total Non-interest Expense	9,162	9,636	18,798

PRETAX INCOME (LOSS)	740	(1,274)	(534)
Income tax expense (benefit)	207	(335)	(128)
NET INCOME (LOSS)	533	(939)	(406)
Preferred stock dividends	259	263	522
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$274	$(1,202)	$(928)

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2010 data unaudited)

2010

2009

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$705,288	$711,267	$732,568	$723,410
Deposits with banks	1,743	1,776	1,715	1,731
Short-term investment in money market funds	3,403	3,925	10,579	11,051
Federal funds sold	2,683	2,539	-	28
Total investment securities	157,390	152,894	144,863	146,664

Total interest earning assets	870,507	872,401	889,725	882,884

Non-interest earning assets:
Cash and due from banks	14,534	14,984	14,005	14,747
Premises and equipment	9,940	9,694	9,122	9,284
Other assets	79,894	79,769	72,074	71,539
Allowance for loan losses	(22,075)	(21,434)	(11,101)	(10,123)

Total assets	$952,800	$955,414	$973,825	$968,331

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$58,361	$57,863	$61,316	$61,836
Savings	78,778	77,032	72,988	72,373
Money market	183,850	185,563	171,019	156,231
Other time	357,938	354,084	347,422	336,821
Total interest bearing deposits	678,927	674,542	652,745	627,261
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short- term borrowings	2,140	3,815	52,358	73,629
Advanced from Federal Home Loan Bank	18,332	25,413	13,840	13,847
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	712,484	716,855	732,028	727,822

Non-interest bearing liabilities:
Demand deposits	123,064	120,009	115,248	114,273
Other liabilities	10,625	11,623	11,914	12,090
Shareholders’ equity	106,627	106,927	114,635	114,146
Total liabilities and shareholders’ equity	$952,800	$955,414	$973,825	$968,331